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                                                               EXHIBIT (a)(1)(B)

                       APPLIED MICRO CIRCUITS CORPORATION
                      OFFER TO EXCHANGE OUTSTANDING OPTIONS

                                  ELECTION FORM

     I have received Applied Micro Circuits Corporation's Offer to Exchange
Outstanding Options to Purchase Common Stock dated October 29, 2001 (the
"Offer"), made available to holders of options to purchase Common Stock of Applied Micro Circuits Corporation (the "Company" or "AMCC"), granted under its
Company Option Plans. Defined terms not explicitly defined herein shall have the same definitions as in the Offer.

     Pursuant to the terms of the Offer, I elect to have one or more Eligible
Option Grants held by me, as specified below, cancelled in exchange for a right to receive Replacement Options. I hereby agree that, unless I withdraw or change my election before 5:00 p.m. Pacific Standard Time on November 27, 2001 (or a later Expiration Date if AMCC extends the Offer), my election will be irrevocable, and, if accepted by AMCC, such surrendered Eligible Option Grants will be cancelled in their entirety on November 27, 2001 (or a later Expiration
Date if AMCC extends the Offer). I understand that, subject to my continuous employment as more fully described in the Offer, I will have the right to receive a Replacement Option, to be granted on May 28, 2002, or a later date if the Expiration Date of the Offer is extended.

     I hereby elect to cancel, upon the terms and conditions stated in the
     Offer, the following Eligible Option Grant(s) (To view a list of all your outstanding options, you can access your Salomon Smith Barney stock option account at http://www.benefitaccess.com/ or contact AMCC Stock
                       ---------------------
     Administration and request a Personnel Option Status Report):

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                                                                      Number of Option Shares
      Option Number                    Option Grant Date                   Outstanding
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

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

|_| I have attached an additional sheet listing my name and any additional Eligible Option Grant(s) I wish to cancel.

|_| This Election Form is being submitted to replace a previously submitted Election Form or Notice of Withdrawal.

     I understand that by electing to participate in the Offer, any Eligible Option Grant(s) granted to me on or after April 29, 2001 will automatically be surrendered for cancellation under the Offer even if such options are not listed above. I acknowledge that I will have no right to exercise all or any part of the cancelled Eligible Option Grant(s) after the date of this election (unless I withdraw or change this election), and that such options will be cancelled as of November 27, 2001 (or a later Expiration Date if AMCC extends the Offer).

     I further acknowledge and agree that neither the ability to participate in the Offer nor actual participation in the Offer shall be construed as a right to continued employment with AMCC. I agree that AMCC has made no representations or warranties to me regarding this Offer or the future pricing of AMCC's stock, and that my participation in this Offer is at my own discretion.

-----------------------------------     ----------------------------------------
Optionee Signature                      Government ID (ie Social Security #,
                                        Social Insurance #, etc.)

-----------------------------------     ----------------------------------------
Optionee Name (Please print)            E-mail Address           Date and Time

RETURN THIS ELECTION FORM TO AMCC STOCK ADMINISTRATION NO LATER THAN 5:00 PM, PACIFIC STANDARD TIME, ON NOVEMBER 27, 2001 VIA HAND DELIVERY, INTEROFFICE MAIL OR FACSIMILE TO (858) 535-3502.

AMCC STOCK ADMINISTRATION WILL SEND YOU AN EMAIL CONFIRMATION WITHIN 3 BUSINESS DAYS OF RECEIPT.

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                        INSTRUCTIONS TO THE ELECTION FORM

     1. Delivery of Election Form. A properly completed and executed original of this Election Form (or a facsimile of it) must be delivered to AMCC Stock Administration at 6290 Sequence Drive, San Diego, CA 92121, via hand delivery, interoffice mail or facsimile to (858) 535-3502, on or before 5:00 p.m. Pacific Standard Time on November 27, 2001 (the Expiration Date).

     The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by the Company. You should allow sufficient time to ensure timely delivery.

     2. Withdrawal. You may withdraw this Election Form at any time before the Expiration Date. If the Company extends the Offer beyond that time, you may withdraw at any time until the extended Expiration Date. To withdraw you must deliver a signed and dated Notice of Withdrawal to AMCC Stock Administration in accordance with the instructions to the Notice of Withdrawal. You may not rescind your election to withdraw and any attempt to do so will thereafter be deemed not properly made for purposes of the Offer; you may, however, complete and deliver a new Election Form following the procedures described in these Instructions in order to elect to participate in the Offer. Upon the receipt of such a new, properly filled out, signed and dated Election Form, any previously delivered Election Form or Notice of Withdrawal from the Offer will be disregarded and will be considered replaced in full by the new Election Form.

     3. Change of Election. As noted in the Offer to Exchange, you may select individual Eligible Option Grants to be exchanged for Replacement Options. You do not have to exchange all your Eligible Option Grants, but for each Eligible Option Grant you do choose to exchange, you must cancel the entire outstanding, unexercised portion, as well as any other options issued on or after April 29, 2001. You may change your mind about which Eligible Option Grants you would like to exchange at any time before the Expiration Date. If the Company extends the Offer beyond that time, you may change your election regarding particular Eligible Option Grants you elected to exchange at any time until the extended Expiration Date. To change your election regarding any particular Eligible Option Grants you previously elected to exchange while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in these Instructions. You must indicate on the new Election Form that it replaces a previously submitted Election Form in the check box provided on the form. Upon the receipt of such a new, properly filled out, signed and dated Election Form, any previously submitted Election Form will be disregarded and will be considered replaced in full by the new Election Form. The Company will not accept any alternative, conditional or contingent exchanges. Although it is our intent to send you a confirmation of receipt of this Election Form, by signing this Election Form (or a facsimile of it), you waive any right to receive any notice of the receipt of the election to exchange your options, except as provided in the Offer to Exchange. Any confirmation of receipt sent to you will merely be a notification that we have received your Election Form and does not mean that your Eligible Option Grants have been cancelled. Your Eligible Option Grants that are accepted for exchange will not be cancelled until the Expiration Date.

     4. Inadequate Space. If the space provided in this Election Form is inadequate, the information requested by the table on this Election Form regarding the options to be tendered should be provided on a separate schedule attached to this Election Form. You must print your name on, and sign, any attached schedules. Any attached schedules should be delivered with this Election Form, and will thereby be considered part of this Election Form.

     5. Exchange of Eligible Options. If you intend to exchange Eligible Option Grants through the Offer, you must complete the table on this Election Form by providing the option grant number, option grant date, exercise price, and the total number of option shares outstanding for each Eligible Option Grant that you intend to cancel and exchange for a Replacement Option Grant. The information needed to complete this table is available by accessing your Salomon Smith Barney stock option account at http://www.benefitaccess.com/. Once you've
                                     -----------------------------
accessed your stock option account, you will need to view an option summary and click on the "details" button next to each option in order to see your option grant number. If you experience problems accessing your account, contact a Salomon Smith Barney representative at (800) 503-2813. You can also obtain this information by requesting a Personnel Option Status Report from AMCC Stock Administration at mailto:stockadm@amcc.com. The Company will not accept partial
                  ------------------------
exchanges of individual Eligible Option Grants. Accordingly, you may exchange all or none of the shares outstanding pursuant to each Eligible Option Grant. Also, if you intend to exchange any of the Eligible

Option Grants that were granted to you, then you must exchange all options granted to you during the six-month period prior to the Communication Date. Therefore, if you participate, all options granted to you since April 29, 2001 will be cancelled.

     6. Other Information on This Election Form. In addition to signing this Election Form, you must print your name and indicate the date and time at which you signed. You must also include your email address and your government identification number, such as your social security number, tax identification number or national identification number, as appropriate.

     7. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Election Form should be directed to Stock Administration at AMCC, 6290 Sequence Drive, San Diego, CA 92121, telephone number (858) 535-3462, email mailto:stockadm@amcc.com.
      ------------------------

                       ADDITIONAL OPTIONS TO BE EXCHANGED


--------------------------------------
Optionee Name (Please print)


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                                                                      Number of Option Shares
       Option Number                    Option Grant Date                   Outstanding
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

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